Independent auditors' consent

The board and shareholders
AXP High Yield Tax-Exempt Fund, Inc.:

The board of trustees and unitholders Tax-Free Income Trust:
     Tax-Free High Yield Portfolio


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



                                KPMG LLP


Minneapolis, Minnesota
January   ,2000